                                                                  EXHIBIT (p)(2)

                                  U.S. TRUST

                              INVESTMENT ADVISER

                                CODE OF ETHICS

                                                       Revised:  August 18, 1999

                                TABLE OF CONTENTS

                                                                                       Page
I.     INTRODUCTION...................................................................    1

II.    RULE 17j-1 OF THE INVESTMENT COMPANY ACT & ACKNOWLEDGMENT......................    1

III.   PERSONS SUBJECT TO THIS CODE AND OTHER DEFINITIONS.............................    1

IV.    RESTRICTIONS ON PERSONAL INVESTMENT ACTIVITIES.................................    3

(a)    Prohibition against Acquiring Securities in an Initial Public Offering ("IPO")
       Within 30 days of the Initial Offering.........................................    3

(b)    Prior Approval of Private Placement Investments................................    4

(c)    Blackout Periods for Trading in the Same Security as a Client..................    4

(d)    Pre-Clearance of Personal Securities Transactions..............................    5

(e)    Delivery of Duplicate Trade Confirmations and Investment Account
       Statements to Employer.........................................................    5

(f)    Initial Disclosure of Personal Holdings & Quarterly Updates....................    6

(g)    Prohibition on Service as a Director...........................................    6

(h)    Prohibition on Accepting or Giving Gifts.......................................    6

V.     TRANSACTIONS AND HOLDINGS NOT SUBJECT TO THIS CODE.............................    6

VI.    OVERSIGHT OF CODE OF ETHICS....................................................    7

VII.   CONFIDENTIALITY................................................................    7

I.    INTRODUCTION
      ------------

High ethical standards are essential not only to the success of U.S. Trust Corporation and its affiliates ("U.S. Trust"), but to maintain the confidence of investors. There is a long standing recognition of the conflicts of interest that potentially arise in connection with the personal trading activities of investment personnel. Because it provides investment advice to registered investment company clients (each a "Mutual Fund Company"), U.S. Trust is required under applicable federal law/1/ to adopt a code of ethics containing provisions designed to detect and prevent improper activity by employees with access to certain Mutual Fund Company investment-related information. The U.S. Trust Code of Ethics (the "Code") applies to each "Covered Person" which is a term defined in Section III. This includes employees who service personal and institutional clients as well as those who service Mutual Fund Companies.

Because of the nature of our business, you may be exposed to material, non-public information ("Inside Information"). Federal. securities law prohibits your use of such information. U.S. Trust owes a fiduciary duty to its clients that requires its employees to act solely for the benefit of its clients. Our own long-term business interests are best served by adherence to the principle that our clients' interests come first. All employees owe U.S. Trust a duty of loyalty that bars them from engaging in any activity which may give rise to a potential conflict of interest between U.S. Trust and its clients or the appearance of such a conflict.

Our goal is to impose as few restrictions as possible consistent with protecting U.S. Trust, its clients and you from the damage that could result from real or apparent conflicts of interest or potential violations of law. While it is impossible to define all situations that pose such a risk, this Code is designed to address those circumstances in which such risk is likely to exist.

Adherence to this Code and its restrictions on personal investing is a basic condition of your employment. If you have any doubt about how this Code applies to any activity, you should consult your local Compliance Officer or a member of the Corporate Compliance Division, which is responsible for administering this Code.

II.   RULE 17j-1 OF THE INVESTMENT COMPANY ACT & ACKNOWLEDGMENT
      ---------------------------------------------------------

This Code is adopted pursuant to SEC Rule 17j-1. A copy of the Rule is attached as Exhibit A. All "Access Persons," which is a term defined in Section III, are required to (a) be familiar with this Rule, (b) execute the attached Acknowledgment Form and (c) return the signed form to the Corporate Compliance Division at H-26.

III.  PERSONS SUBJECT TO THIS CODE AND OTHER DEFINITIONS
      --------------------------------------------------

      (a)   This Code applies to every "Covered Person."  They are:

___________________
/1/ See SEC Rule 17j-1 promulgated under the Investment Company Act of 1940.

            (1) "Access Persons" - any U.S. Trust employee who, in connection with his2 regular duties or function makes, participates in, or obtains information regarding the purchase or sale of a security by or for any U.S. Trust client (including Mutual Fund Companies), or whose function relates to the making of any recommendations with respect to such purchases or sales (for example, portfolio managers, analysts, traders and research personnel); and

            (2)     The following other individual entities:

                    (A) a member of an Access Person's immediate family (i.e., spouse and dependent children);

                    (B) a person who lives in an Access Person's household and over whose purchases, sales, or other trading activities an Access Person directly or indirectly exercises influence;

                    (C) a relative whose financial affairs an Access Person "controls," whether by contact (such as a Deed of Trust) or by convention (such as a relative he traditionally advises with regard to investment choices, invests for or otherwise assists financially);

                    (D) an investment or trust account, other than one maintained at U.S. Trust, over which an Access Person has investment control or discretion;

                    (E) a trust or other arrangement that names an Access Person as a beneficiary; and

                    (F) a non-public entity (partnership, corporation or otherwise) of which an Access Person is a director, officer, partner or employee, or in which he owns 10% or more of the stock, a "controlling" interest as generally defined by securities laws, or over which he exercises effective control.

      (b)   "Investment Account" means any securities account:

            (1) in which an Access Person holds a beneficial interest, regardless of whether the account is managed by an independent third party or self-directed; or

___________________
/2/ Terms in this Policy referring to gender apply to either gender and the singular include the plural.

            (2) on which an Access Person, his spouse or dependent child is named in the title of the account; or

            (3) for which an Access Person acts as Guardian, Trustee, Custodian, etc., other than those maintained at U.S. Trust; or

            (4) over which an Access Person exercises control, either directly (e.g., by Power of Attorney) or indirectly (e.g., as an advisor).

      A comprehensive list of all Access Persons will be compiled and maintained by the Corporate Compliance Division with the assistance of those supervising such employees.

      (c)   "Blackout Period" - see Section IV(c).

      (d)   "Code" - see Section I.

      (e)   "de minimus value" - see Section IV(h).

      (f)   "Front Running" - see Section IV(c).

      (g)   "Inside Information" - see Section I.

      (h)   "Investment Account Records" - see Section IV(e).

      (i)   "IPO" - see Section IV(a).

      (j)   "Mutual Fund Company" - see Section I.

      (k)   "Significant Block" - see Section IV(c).

      (l)   "U.S. Trust" - see Section I.

IV.   RESTRICTIONS ON PERSONAL INVESTMENT ACTIVITIES
      ----------------------------------------------

Note: The following restrictions apply to all Covered Persons, not just Access
      Persons.

      (a)   Prohibition against Acquiring Securities in an Initial Public
            -------------------------------------------------------------
            Offering ("IPO") Within 30 days of the Initial Offering. The
            -------------------------------------------------------
            opportunity to invest in an IPO can be highly sought after and these opportunities are often available only to a limited number of investors. Purchases of IPO's by Covered Persons pose various potential conflicts of interest. First, an opportunity for Covered Persons to participate in a "hot issue" or other attractive IPO is not likely to be viewed as a random event. Second, it may create the impression that future investment decisions for a client were not pursued solely because they were in the best interests of such client. Third, the realization of any short-term profits may create at least the appearance that an investment opportunity that should have been available to a client was diverted to a Covered Person's personal benefit. U.S.

            Trust believes that prohibiting a Covered Person's purchase of a security in an IPO until 30 days after the offering date will reduce these potential conflicts.

      (b)   Prior Approval of Private Placement Investments. Companies may court
            -----------------------------------------------
            Covered Persons through private placements in order to encourage Access Persons to have their clients invest in the company when it later undertakes an IPO. If an Access Person invests his client's assets in such a situation, a direct conflict of interest arises because the client's investment may result in an increase in value of the issuer's securities and thus increase the value of a Covered Person's personal holdings.

            U.S. Trust recognizes that most private placements will not raise such conflicts and a complete ban on such investments would restrict many legitimate investment opportunities. Therefore, an Access Person must submit a written approval request for any Covered Person's investment in private placement securities to, and obtain prior approval from, his Direct Supervisor and the Head of the Alternative Investment Suitability Committee. Furthermore, an Access Person must disclose any Covered Person's holdings in private placement securities to his Direct Supervisor and the Head of the Alternative Investment Suitability Committee if that Access Person plays a material role in U.S. Trust's subsequent investment decision regarding the same issuer. Once this disclosure is made, an independent review of U.S. Trust's investment decision must be made by investment personnel with no personal interest in that particular issuer. This process will accommodate personal investments for Covered Persons and provide scrutiny where there is a potential conflict of interest.

      (c)   Blackout Periods for Trading in the Same Security as a Client. All
            -------------------------------------------------------------
            Covered Persons are prohibited from trading in a security on a day during which any Mutual Fund Company has a pending "buy" or "sell" order in the same security until such company's order is executed or withdrawn. In addition, all Covered Persons are prohibited from buying or selling a security within seven (7) calendar days before and after any Mutual Fund Company trades in that security. The Blackout Period before a Mutual Fund Company trades is aimed at preventing "Front Running." The Blackout Period after a Mutual Fund Company trades is designed to allow sufficient time for the dissipation of the market effect of the Mutual Fund Company's trade before the Covered Person trades.

            A "Blackout Period" is a period of time during which Covered Persons may not trade in a given security. "Front Running" is trading in advance of action on a client account trade order while knowing about that order. This type of knowledge is considered Inside Information. Using Inside Information to trade (other than for the client account(s) subject to the trade order) violates securities laws and the U.S. Trust Business Ethics Policy. Covered Persons are prohibited from purchasing or selling securities about which an Access Person has Inside Information.

            All Covered Persons are prohibited from trading a security within three (3) business days before and after U.S. Trust purchases or sells a "significant block" of that same security for any client account. A "Significant Block" will be defined by evaluating the individual issuer.

            There may be some limited circumstances where exceptions to these restrictions will be allowed. Exception requests must be discussed with the Corporate Compliance Division and approval from the appropriate officer obtained prior to executing any such transaction.

      (d)   Pre-Clearance of Personal Securities Transactions. All Covered
            -------------------------------------------------
            Persons must pre-clear personal securities transactions through the Corporate Compliance Division. To do so, they should contact the Division a reasonable time before executing an intended securities transaction. The proposed transaction will be promptly reviewed in an attempt to determine if it would violate this Code.

            The following transactions are exempt from this pre-clearance requirement.

            (1) Any equity securities transaction or related transactions involving 500 shares or less in the aggregate if, at the time of the transaction:

                    (A) the Access Person has no knowledge the security is being considered for purchase or sale by, or is actually being purchased or sold for, a Mutual Fund Company in the mutual fund complex he services or by U.S. Trust; and

                    (B) the issuer of the security being purchased or sold has a market capitalization greater than $1 billion.

            (2) Any fixed income securities transaction involving $100,000 principal amount or less if, at the time of the transaction, the Access Person has no knowledge that the security is being considered for purchase or sale by, or is actually being purchased or sold for, a Mutual Fund Company in the complex he services or by U.S. Trust.

            (3) Transactions in securities not eligible for purchase or sale by a Mutual Fund Company and the value of such securities is not based upon, related to, or determined by, any security eligible for purchase or sale by a Mutual Fund Company.

      (e)   Delivery of Duplicate Trade Confirmations and Investment Account
            ----------------------------------------------------------------
            Statements to Employer. Every Access Person must disclose each
            ----------------------
            existing Investment Account to the Corporate Compliance Division and authorize that Division to direct his broker(s) to supply it with duplicate copies of trade confirmations and monthly statements reflecting transactions affecting such accounts ("Investment Account Records"). Transactions reported on the

            Investment Account Records will be reviewed and compared against Mutual Fund Company and U.S. Trust client transactions. The Investment Account Records allow U.S. Trust to verify compliance with this Code. Each Access Person must promptly notify the Corporate Compliance Division when an Investment Account is opened, closed or moved.

      (f)   Initial Disclosure of Personal Holdings & Quarterly Updates. Upon
            -----------------------------------------------------------
            commencement of employment, each Access Person is required to submit to the Corporate Compliance Division a completed Disclosure of Personal Holdings From (attached) listing all Investment Accounts and securities otherwise held by persons having an interest in an Investment Account. This Disclosure must be updated each calendar quarter during his employment. The completed update must be forwarded to the Corporate Compliance Division and will be used to verify all Investment Account Records are being collected.

      (g)   Prohibition on Service as a Director. Each Access Person is
            ------------------------------------
            prohibited from serving on the board of directors of any publicly traded company absent prior approval from a member of the National Operating Committee. Approval will be based upon a determination that board service would be consistent with the U.S. Trust's interests in servicing its clients. This restriction does not apply to service on the board of any not-for-profit organization.

      (h)   Prohibition on Accepting or Giving Gifts. Each Covered Person is
            ----------------------------------------
            prohibited from accepting or giving any gift or more than de minimus value from or to any individual doing business with, or on behalf of, any U.S. Trust client. For the purposes of this Code, "de minimus value" means $250.00. Normal business courtesies such as business meals and entertainment are excluded from the definition of "gift."

V.    TRANSACTIONS AND HOLDINGS NOT SUBJECT TO THIS CODE
      --------------------------------------------------

      The following transactions and holdings are not subject to this Code.

      (a) Transactions in, and holdings of, securities issued by the United States Government.

      (b) Transactions in, and holdings of, shares of open-ended investment companies (commonly known as mutual funds).

      (c) Transactions involving, and holdings of, bank certificates of deposit.

      (d) Transactions and holdings in any account over which a Covered Person has no direct or indirect influence or control (i.e., blind trust, discretionary account or trust managed by a third party).

      (e) Transactions and holdings in Automatic Dividend Reinvestment Plans (commonly referred to as "DRIPs").

VI.   OVERSIGHT OF CODE OF ETHICS
      ---------------------------

      Each Access Person must annually sign and deliver to the Corporate Compliance Division a form (attached) acknowledging his familiarity with this Code. In addition, any situation that may involve a conflict of interest or other potential violation of this Code must be reported promptly to the Corporate Compliance Division.

      Investment Account Records will be reviewed on an ongoing basis by the Corporate Compliance Division and compared to transactions entered into by U.S. Trust for its customers. Any transactions believed to be a violation of this Code will be reported promptly to U.S. Trust's Chief Investment Officer.

      The Chief Investment Officer shall consider reports made to him and, upon determining a violation has occurred, may impose such sanctions or remedial action as he deems appropriate or otherwise required by law. These sanctions may include, among other things, disgorgement of profits, suspension or termination of employment with U.S. Trust and civil or criminal penalties.

VII.  CONFIDENTIALITY
      ---------------

      All information collected pursuant to this Code will be treated confidentially to the extent required by law.

                 U.S. TRUST INVESTMENT ADVISOR CODE OF ETHICS

                                ACKNOWLEDGMENT

     I hereby acknowledge receipt of the U.S. Trust Investment Adviser Code of Ethics and certify I have read and agree to abide by it.

     I also confirm I have disclosed to the Corporate Compliance Division all existing Investment Accounts (as defined in the Code) on the accompany form. I authorize that Division to instruct all brokers maintaining an Investment Account to supply duplicate copies of trade confirmations and monthly statements for such accounts to the Corporate Compliance Division.

     I certify I have never been found civilly liable for, nor criminally guilty of, insider trading and that no legal proceedings alleging I violated insider trading laws are now pending or, to the best of my knowledge, threatened by any person or authority.

Date: __________________________                  _____________________________
                                                  (Signature)


                                                  _____________________________
                                                  (Print Name)

                        DISCLOSURE OF PERSONAL HOLDINGS

This form is to be completed by all Access Persons when hired and sent to the Corporate Compliance Division.

CHECK ONE BOX
-------------

[_] There are no Investment Accounts I must identify under the U.S. Trust Investment Adviser Code of Ethics.

[_] The information listed below describes all Investment Accounts I must disclose under the Code. There are no securities subject to the Code held outside an Investment Account.

[_] The securities subject to the Code held OUTSIDE an Investment Account are listed on Page 2. (Supply broker name, address, telephone number, account number and title.)

Use this space to describe Investment Accounts (attach additional pages as necessary). If you are reporting a new Investment Account for the first time, also attach copies of all statements since it was opened.

Account Name:       _________________________________________________

Account #:          _________________________________________________

S.S. or Tax ID #:   _________________________________________________

Firm Name:          _________________________________________________

Address:            _________________________________________________

                    _________________________________________________

Account Rep:        _________________________________________________




Account Name:       _________________________________________________

Account #:          _________________________________________________

S.S. or Tax ID#:    _________________________________________________

Firm Name:          _________________________________________________

Address:            _________________________________________________

                    _________________________________________________

Account Rep:        _________________________________________________

                     (Use additional sheets as necessary)
                     ------------------------------------

LIST OF SECURITIES SUBJECT TO THE CODE HELD OUTSIDE AN INVESTMENT ACCOUNT

--------------------------------------------------------------------------------

SECURITY       DATE ACQUIRED     PRICE        # SHARES       EXECUTING BROKER
--------------------------------------------------------------------------------




















SIGNATURE: _____________________________________________________________________

PRINTED NAME: ____________________________________________________

Dated: _______________________

              DISCLOSURE OF PERSONAL HOLDINGS & QUARTERLY UPDATE
              --------------------------------------------------

This form is to be completed by all Access Persons quarterly and sent to the Corporate Compliance Division.

CHECK ALL APPROPRIATE BOXES (provide details as necessary)
---------------------------

[_] There are no Investment Accounts I must identify under the U.S. Trust Investment Adviser Code of Ethics.

[_] There has been no change in Investment Account information I must provide under the Code since I last completed this disclosure.

[_] The Investment Accounts I have previously described in these disclosures still exist and the additional Investment Accounts listed below have been opened since I last completed this disclosure.

[_] The Investment Accounts listed below I previously described in my disclosures and no longer exist.

[_] The Investment Accounts listed below have been established since I last completed this disclosure.

[_] The previously undisclosed securities subject to the Code listed below are held outside an Investment Account.

Use this space to describe Investment Accounts (attach additional pages as necessary). If you are reporting a new Investment Account for the first time, also attach copies of all statements since it was opened.

[_]  New                 [_]  Closed Investment Account

Account Name:            ______________________________________________

Account #:               ______________________________________________

S.S. or Tax ID#:         ______________________________________________

Firm Name:               ______________________________________________

Address:                 ______________________________________________

                         ______________________________________________

Account Rep:             ______________________________________________

              DISCLOSURE OF PERSONAL HOLDINGS & QUARTERLY UPDATE
              --------------------------------------------------
                                  (continued)


[_]  New                        [_]  Closed Investment Account

Account Name:            ______________________________________________

Account #:               ______________________________________________

S.S. or Tax ID#:         ______________________________________________

Firm Name:               ______________________________________________

Address:                 ______________________________________________

                         ______________________________________________

Account Rep:             ______________________________________________





[_]  New                        [_]  Closed Investment Account

Account Name:            ______________________________________________

Account #:               ______________________________________________

S.S. or Tax ID#:         ______________________________________________

Firm Name:               ______________________________________________

Address:                 ______________________________________________

                         ______________________________________________

Account Rep:             ______________________________________________

LIST OF SECURITIES SUBJECT TO THE CODE HELD OUTSIDE AN INVESTMENT ACCOUNT

--------------------------------------------------------------------------------

SECURITY       DATE ACQUIRED     PRICE        # SHARES       EXECUTING BROKER
--------------------------------------------------------------------------------




















SIGNATURE AND DATE: ____________________________________________________________

PRINTED NAME: __________________________________________

DATE: __________________________

                                   Exhibit A
                                   ---------

               Text of Rule 17j-1 of The Investment Company Act
               ------------------------------------------------

Rule 17j-1: Certain unlawful acts, practices, or courses of business and
            ------------------------------------------------------------
requirements relating to codes of ethics with respect to registered investment
------------------------------------------------------------------------------
companies.
---------

     (a) It shall be unlawful for any affiliated person of or principal underwriter for a registered investment company, or any affiliated person of an investment adviser of or principal underwriter for a registered investment company in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired, as defined in this section, by such registered investment company.

          (1) To employ any device, scheme or artifice to defraud such registered investment company;

          (2) To make to such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          (3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or

          (4) To engage in any manipulative practice with respect to such registered investment company.

     (b)

          (1) Every registered investment company, and each investment adviser of or principal underwriter for such investment company, shall adopt a written code of ethics containing provisions reasonably necessary to prevent its access persons from engaging in any act, practice, or course of business prohibited by paragraph (a) of this section and shall use reasonable diligence, and institute procedures reasonably necessary, to prevent violations of such code.

          (2) The requirements of paragraph (b)(1) shall not apply to any underwriter (i) which is not an affiliated person of the registered investment company or its investment adviser, and (ii) none of whose officers, directors or general partners serves as an officer, director or general partner of such registered investment company or investment adviser.

     (c)

          (1) Every access person of a registered investment company or of an investment adviser of or principal underwriter for such investment company shall report to such investment company, investment adviser or principal underwriter of which he or she is an access person the information described in paragraph (c)(2) with respect to transactions in any security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security: Provided, however, that any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates. For purposes of this section, beneficial ownership shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of section 16 of the Securities Exchange Act of 1934 [15 U.S.C. 78p] and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which the access person has or acquires.

          (2) Every report required to be made pursuant to paragraph (c)(1) shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

               (i) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

               (ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               (iii)  The price at which the transaction was effect; and

               (iv) The name of the broker, dealer or bank with or through whom the transaction was effected.

          (3) Notwithstanding the provision of paragraph (c)(1), no person shall be required to make a report:

               (i) With respect to transactions effected for any account over which such person does not have any direct or indirect influence or control;

               (ii) If such person is not an "interested person" of a registered investment company within the meaning of section 2(a)(19) of the Act [15 U.S.C. 80a-2(a)(19)], and
                      would be required to make such
                      a report solely by reason of being a director of such investment company, except where such director knew or, in the ordinary course of fulfilling his official duties as a director of the registered investment company, should have known that during the 15-day period immediately preceding or after the date of the transaction in a security by the director such security is or was purchased or sold by such investment company or such purchase or sale by such investment company is or was considered by the investment company or its investment adviser;

               (iii) Where the principal underwriter, as to which such person is an access person, (A) is not an affiliated person of the registered investment company or any investment adviser of such investment company, and (B) has no officers, directors, or general partners who serve as officers, directors or general partners of such investment company or any such investment adviser; or

               (iv) Where a report made to an investment adviser would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13)[17 CFR 275.204-2(a)(12) and
                      275.204-2(a)(13)] under the Investment Advisers Act of 1940 [15 U.S.C. 80b-1, et. seq.].

          (4) Each registered investment company, investment adviser and principal underwriter to which reports are required to be made pursuant to this section shall identify all access persons who are under a duty to make such reports to it and shall inform such persons of such duty.

     (d) Each registered investment company, investment adviser and principal underwriter which is required to adopt a code of ethics or to which reports are required to be made by access persons shall, at its principal place of business, maintain records in the manner and to the extent set forth below, and make such records available to the Commission or any representative thereof at any time and from time to time for reasonable periodic, special or other examination.

          (1) A copy of each such code of ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

          (2) A record of any violation of such code of ethics, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

          (3) A copy of each report made by an access person pursuant to this rule shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

          (4) A list of all persons who are, or within the past five years have been, required to make reports pursuant to this section shall be maintained in an easily accessible place.

     (e)  As used in this rule

          (1)  "Access Person" means:

               (i) With respect to a registered investment company or an investment adviser thereof, any director, officer, general partner, or advisory person, as defined in this section, of such investment company or investment adviser;

               (ii) With respect to a principal underwriter, any director, officer, or general partner of such principal underwriter who in the ordinary course of his business makes, participates in or obtains information regarding the purchase or sale of securities for the registered investment company for which the principal underwriter so acts or whose functions or duties as part of the ordinary course of his business relate to the making of any recommendation to such investment company regarding the purchase or sale of securities.

               (iii) Notwithstanding the provisions of paragraph (e)(1)(i), where the investment adviser is primarily engaged in a business or businesses other than advising registered investment companies or other advisory clients, the term "access person" shall mean: any director, officer, general partner, or advisory person of the investment adviser who, with respect to any registered investment company, makes any recommendation, participates in the determination of which recommendation shall be made, or whose principal function or duties relate to the determination of which recommendation shall be made to any registered investment company, or who, in connection with his duties, obtains any information concerning securities recommendations being made by such investment adviser to any registered investment company.

               (iv) An investment adviser is "primarily engaged in a business or businesses other than advising registered investment companies or other advisory clients" when, for each of its most recent three fiscal years or for the period of time since its organization, whichever is lesser, the investment adviser derived, on an unconsolidated basis, more than 50 percent of (A) its total sales and revenues, and (B) its

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                      income (or loss) before income taxes and extraordinary
                      items from such other business or businesses.

          (2) "Advisory person" of a registered investment company or an investment adviser thereof means:

               (i) Any employee of such company or investment adviser (or of any company in a control relationship to such investment company or investment adviser) who, in connection with his regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a security by a registered investment company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

               (ii) Any natural person in a control relationship to such company or investment adviser who obtains information concerning recommendations made to such company with regard to the purchase or sale of a security.

          (3)  "Control" shall have the same meaning as that set forth in section 2(a)(9) of the Act [15 U.S.C. 80a-2(a)(9)].

          (4) "Purchase or sale of a security" includes, inter alia, the writing of an option to purchase or sell a security.

          (5) "Security" shall have the meaning set forth in section 2(a)(36) of the Act [15 U.S.C. 80a-2(a)(36)], except that it shall not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.

          (6) "Security held or to be acquired" by a registered investment company means any security as defined in this rule which, within the most recent 15 days, (i) is or has been held by such company, or (ii) is being or has been considered by such company or its investment adviser for purchase by such company.

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